PARSONS LAW FIRM
                                ATTORNEYS AT LAW
                            SUITE 2070 SKYLINE TOWER
                               10900 NE 4th STREET
                           BELLEVUE, WASHINGTON 98004
                        (425) 451-8036 FAX (425) 451-8568
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James B. Parsons*        e-mail firm-info@parsonslaw.biz          * Also admitted in Oregon and
jparsons@parsonslaw.biz                                             the Northern Mariana Islands

Robert J. Burnett**                                               **LL.M. in Taxation
rburnett@parsonslaw.biz
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March 25, 2004

Board of Directors
Roanoke Technology, Inc.

     Re:  S-8 Issuance Opinion

To Whom It May Concern:

In my capacity as counsel for Roanoke Technology, Inc., a Florida corporation ("Roanoke" or the "Company"), I have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 400,000,000 shares of common stock pursuant to an Employee Stock Award Plan as set out and described in the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"). I have also participated in the preparation of the Registration Statement.

Based upon the foregoing and upon my examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied me by the Company, having regard for the legal considerations which I deem relevant, I opine that:

(1) The Company is a corporation duly organized and validly existing under the laws of the State of Florida;

(2) The Company has taken all requisite corporate action and all action required by the laws of the State of Florida with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;

(3) A maximum of 400,000,000 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to my firm in the Registration Statement.

Please contact me with any questions in this regard.


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Board of Directors
Roanoke Technology, Inc.
March 25, 2004
Page 2 of 2

Very truly yours,

PARSONS LAW FIRM

/s/ James B. Parsons

James B. Parsons
JBP:aqs